Exhibit 10.1

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Consent”) refers to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of March 29, 2017, by and among LSI Corporation, a Delaware corporation (“LSI”), Extreme Networks, Inc., a Delaware corporation (“Extreme”), and solely for purposes of Section 9.2 thereof, Broadcom Corporation, a California corporation (“Broadcom”). This Consent is made and entered into as of October 3, 2017, by and among LSI, Extreme and Broadcom (collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

The Parties, intending to be legally bound, hereby agree that, pursuant to the terms and subject to the conditions set forth in this Consent:

1.	The Purchase Agreement is hereby terminated, effective upon the execution of the separate asset purchase agreement (the “Separate Sale Agreement”), between Extreme and Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), for the sale of the Business to Extreme.

2.	Each of the Parties hereby irrevocably releases, waives and forever discharges any and all obligations under the Purchase Agreement (the “Release”), which Release shall be effective upon the execution of the Separate Sale Agreement.

3.	Broadcom hereby irrevocably consents to the execution by Brocade of the Separate Sale Agreement.

4.	In consideration of the forgoing, Extreme shall pay or cause to be paid to Broadcom an amount in cash equal to $25,000,000 (the “Consent Payment”), which Consent Payment shall be contingent upon, and paid upon, the closing of the transaction(s) contemplated by the Separate Sale Agreement

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The Parties are signing this Consent on the date stated in the introductory clause.

LSI CORPORATION

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	President

EXTREME NETWORKS, INC.

By:	/s/ Katy Motiey
Name:	Katy Motiey
Title:	Executive Vice President, Chief Administrative Officer – HR, General Counsel and Corporate Secretary

BROADCOM CORPORATION

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer